Exhibit 5.1

ALSTON&BIRD LLP

Bank of America Plaza

101 South Tryon Street, Suite 4000

Charlotte, NC 28280-4000

704-444-1000

Fax: 704-444-1111

www.alston.com

May 22, 2007

Rayonier Inc.

Rayonier TRS Holdings Inc.

Rayonier Forest Resources, L.P.

50 North Laura Street

Jacksonville, Florida 32202

Re:	Automatic Shelf Registration Statement on Form S-3, filed with the Securities and Exchange Commission on May 22, 2007

Ladies and Gentlemen:

We have acted as counsel to Rayonier Inc., a North Carolina corporation (the “Company”), Rayonier TRS Holdings Inc., a Delaware corporation (“TRS”), and Rayonier Forest Resources, L.P., a Delaware limited partnership (“RFR,” and together with TRS and the Company, the “Rayonier Entities”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”):

(i)	shares of the Company’s common stock, no par value (the “Common Stock”);

(ii)	shares of the Company’s preferred stock (the “Preferred Stock”) (including shares convertible into or exchangeable for other securities), with such preferences and other terms as determined in accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws, as amended, each as may be further amended and/or restated;

(iii)	senior debt securities of the Company (the “Company Senior Debt Securities”);

(iv)	subordinated debt securities of the Company (the “Company Subordinated Debt Securities,” and together with the Company Senior Debt Securities, the “Company Debt Securities”);

(v)	senior debt securities of TRS (the “TRS Senior Debt Securities”);

(vi)	subordinated debt securities of TRS (the “TRS Subordinated Debt Securities,” and together with the TRS Senior Debt Securities, the “TRS Debt Securities”);

One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 404-881-7000 Fax: 404-881-7777	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 202-756-3300 Fax: 202-756-3333

May 22, 2007

(vii)	senior debt securities of RFR (the “RFR Senior Debt Securities”);

(viii)	subordinated debt securities of RFR (the “RFR Subordinated Debt Securities,” and together with the RFR Senior Debt Securities, the “RFR Debt Securities”);

(ix)	warrants to purchase any of the securities described in clauses (i) and (ii) above (collectively, the “Warrants”);

(x)	guarantees by the Company of payments of the principal of, and any premium and interest on one or more series of the TRS Debt Securities or the RFR Debt Securities (the “Company Guarantees”);

(xi)	guarantees by TRS of payments of the principal of, and any premium and interest on one or more series of the Company Debt Securities or the RFR Debt Securities (the “TRS Guarantees”); and

(xii)	guarantees by RFR of payments of the principal of, and any premium and interest on one or more series of the Company Debt Securities or TRS Debt Securities (the “RFR Guarantees”).

The Registered Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement, as it may be amended from time to time.

Each series of Company Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Company Debt Securities between the Company and a trustee to be appointed by the Company; each series of TRS Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the TRS Debt Securities between TRS and a trustee to be appointed by TRS; each series of RFR Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the RFR Debt Securities between RFR and a trustee to be appointed by RFR; each Warrant is to be issued pursuant to a warrant agreement; and each such indenture or warrant agreement is to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference. The Company Debt Securities, the TRS Debt Securities and the RFR Debt Securities are together “Debt Securities,” and the Company Guarantees, the TRS Guarantees and the RFR Guarantees are together “Guarantees.”

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Rayonier Entities, including, without limitation, the organizational documents of the Rayonier Entities, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Rayonier Entities, the forms of indentures filed as Exhibits 4.2 – 4.7 to the Registration Statement, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Rayonier Entities, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Rayonier Entities and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with

May 22, 2007

regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have assumed with your permission that (i) all Registered Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the applicable authorization and approval by the boards of directors (which term, as used elsewhere in this opinion letter, includes duly authorized committees of such boards of directors) or other governing bodies or controlling entities of the Rayonier Entities; (ii) at the time of any offering or sale of any shares of the Common Stock or the Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock authorized and available for issuance; (iii) Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (iv) the terms of any Debt Securities and any Guarantees and of the offering and sale thereof are in conformity with the applicable indenture and will not result in a default under or a breach of any agreement or instrument binding on the Company, TRS or RFR, as applicable, or a violation of any applicable law or order, restriction or condition imposed by any court or governmental agency or body; and (v) to the extent applicable, a definitive purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized and validly executed and delivered by the Company, TRS, or RFR, as applicable, and the other parties thereto. Further, to the extent that the obligations of the Company, TRS or RFR under any indenture or warrant agreement may be dependent upon such matters, we have assumed with your permission that at the time of execution thereof: (vi) the applicable trustee or warrant agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vii) the trustee or warrant agent will have the requisite organizational and legal power and authority to perform its obligations under the indenture or warrant agreement, as applicable; (viii) the indenture or warrant agreement will have been duly authorized, executed and delivered by the Company, TRS or RFR, as applicable, and by the trustee or warrant agent, as applicable, and will constitute the valid and binding obligation of the trustee or warrant agent, as applicable, enforceable against the trustee or warrant agent, as applicable, in accordance with its terms; and (ix) the trustee or warrant agent will be in compliance, with respect to acting as a trustee or warrant agent under the indenture or warrant agreement, as applicable, with all applicable laws and regulations. Finally, we have assumed with your permission (x) the genuineness of all signatures and the legal competence of all signatories; (xi) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (xii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company, TRS or RFR, as applicable.

Our opinion set forth below is limited to the laws of the State of North Carolina (excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing)), the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law, Revised Uniform Limited Partnership Act, and Constitution of the State of Delaware, the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein and federal laws of the United States of America to the extent referred to specifically herein, in each case that are, in our experience, normally applicable to transactions of the type contemplated by the Registration Statement.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

May 22, 2007

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1. When (a) appropriate corporate action has been taken by the Company to authorize and approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, (b) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the stated value of the Common Stock as determined by the Board of Directors of the Company), then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable.

2. When (a) appropriate corporate action has been taken by the Company to designate the preferences, limitations and relative rights of the Preferred Stock and to authorize and approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, including the adoption of an amendment to the Amended and Restated Articles of Incorporation of the Company relating to such Preferred Stock (“Amendment”) and filing of such Amendment relating thereto with the Secretary of State of the State of North Carolina, (b) such Amendment has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of North Carolina, (c) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (d) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the stated value of the Preferred Stock as determined by the Board of Directors of the Company), then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (a) appropriate corporate action has been taken by the Company to authorize the form and terms of any series of Company Debt Securities and Company Guarantees and to approve the issuance and terms of the offering of the Company Debt Securities and Company Guarantees and related matters, (b) if such Company Debt Securities and Company Guarantees are in certificated form, certificates representing the Company Debt Securities and Company Guarantees have been duly executed and registered by the Company and, with regard to the Company Debt Securities, authenticated by the applicable trustee in accordance with the applicable indenture, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Company Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Company Debt Securities and Company Guarantees will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and to the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law )(the “Bankruptcy and Equity Exception”).

May 22, 2007

4. When (a) the appropriate corporate action has been taken by TRS to authorize the form and terms of any series of the TRS Debt Securities and TRS Guarantees and to approve the issuance and terms of the offering of the TRS Debt Securities and TRS Guarantees and related matters, (b) if such TRS Debt Securities and TRS Guarantees are in certificated form, certificates representing the TRS Debt Securities and TRS Guarantees have been duly executed and registered by TRS and, with regard to the TRS Debt Securities, authenticated by the applicable trustee in accordance with the applicable indenture, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of TRS, and (c) TRS has received the consideration approved by the Board of Directors of TRS for the TRS Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such TRS Debt Securities and TRS Guarantees will be validly issued and will constitute valid and binding obligations of TRS, subject to the Bankruptcy and Equity Exception.

5. When (a) appropriate partnership action has been taken by RFR to authorize the form and terms of any series of the RFR Debt Securities and RFR Guarantees and to approve the issuance and terms of the offering of the RFR Debt Securities and RFR Guarantees and related matters, (b) if such RFR Debt Securities and RFR Guarantees are in certificated form, certificates representing the RFR Debt Securities and RFR Guarantees have been duly executed and registered by RFR and, with regard to the RFR Debt Securities, authenticated by the applicable trustee in accordance with the applicable indenture, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Managing General Partner of RFR, and (c) RFR has received the consideration approved by the Managing General Partner of RFR for the RFR Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such RFR Debt Securities and RFR Guarantees will be validly issued and will constitute valid and binding obligations of RFR, subject to the Bankruptcy and Equity Exception.

6. When (a) appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Warrants, including the authorization of the warrant agreement and the underlying securities, and related matters, (b) the warrant agreement has been duly executed and delivered by the Company and the warrant agent, and (c) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and (d) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, subject to the Bankruptcy and Equity Exception.

The opinions expressed above relating to enforceability of the Company Debt Securities, the TRS Debt Securities and the RFR Debt Securities are also subject to the following:

(i)	The possible unenforceability of provisions requiring indemnification for violations of the securities laws;

(ii)	The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person’s course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(iii)	The effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

May 22, 2007

(iv)	The possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive or deemed conclusive in the absence of commercial reasonableness or good faith;

(v)	The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing; and

(vi)	The possible unenforceability of provisions that the provisions of an agreement are severable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Gary C. Ivey
Gary C. Ivey, A Partner

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.